Exhibit 3.2

BYLAWS

OF

RICH UNCLES REIT, INC.

July 8, 2015

i

ii

BYLAWS

OF

RICH UNCLES REIT, INC.
Organized under the Laws of the State of Maryland

ARTICLE I
OFFICES AND RECORDS

Section 1.1  Principal Offices.  The address of the principal office of the Corporation in the State of Maryland is c/o Capitol Corporate Services, Inc., 3206 Tower Oaks Blvd., 4th Floor, Rockville, Maryland 20852.The address of the principal office of the Company is 3080 Bristol Street, Suite 550, Costa Mesa, California 92626.

Section 1.2  Additional Offices.  The Company may have such other offices, either within or without the State of Maryland, as the Board of Directors from time to time may designate or as the business of the Company from time to time may require.

Section 1.3  Books and Records.  The books and records of the Company may be kept, either within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate; provided, however, that a record of the Company’s shareholders, giving the names, addresses and telephone numbers of all shareholders alphabetically and the number of shares held by each (the “Shareholders List”), shall be kept at the Company’s principal office and shall be available for inspection by any shareholder or the shareholder's designated agent at such office upon the request of the shareholder.  The Shareholders List shall be updated at least quarterly to reflect changes in the information contained therein.

ARTICLE II
SHAREHOLDERS

Section 2.1  Annual Meeting. An annual meeting of the shareholders of the Company shall be held each year on such date and at such time as may be fixed by resolution of the Board of Directors provided, however, such meeting shall be not be held less than thirty (30) days following delivery of the annual report.  The Board of Directors, including the Independent Directors, shall take reasonable steps to insure that this requirement is met timely.  In the event that the Board of Directors fails to call the annual meeting, any shareholder of the Company may make demand that such meeting be held within a reasonable time, such demand to be made in writing by registered mail to any officer or director of the Company.  If the annual meeting is not called within sixty (60) days following such demand, any shareholder may compel the holding of the annual meeting.  The Chairman of the Board shall preside at the annual meeting of shareholders.  The Vice Chairman of the Board shall, in the absence of the Chairman, preside at the annual meeting of shareholders.

Section 2.2  Special Meetings.  Special meetings of the shareholders may be called only by the Chief Executive Officer, the President, the Board of Directors pursuant to a resolution  adopted by a majority of the total number of Directors constituting the whole Board of Directors (the “Whole Board”) or by a majority of the total number of Independent Directors, or by written request to the Secretary by the holders of not less than 10 percent of all of the shares then outstanding and entitled to vote at such meeting (the “Voting Shares”).

Section 2.3  Place of Meeting.  Meetings shall be held at the principal office of the Company or at such other place, within or without the State of Maryland, as the Board of Directors from time to time by resolution may designate.

Section 2.4  Notice of Meeting.  Written or printed notice, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Company, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, personally or by mail, to each shareholder of record entitled to vote at such meeting and to each other shareholder or other person, if any, entitled to notice of the meeting.  If delivered personally, such notice shall be deemed given when delivered to the shareholder.  If delivered by mail, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Company.  Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 2.5 of these Bylaws.  Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date scheduled for such meeting.

Section 2.5  Meeting Without Notice; Waiver of Notice.  Either before or after a shareholders’ meeting, a shareholder may waive notice thereof by executing a waiver of notice to be filed with the Company’s records of shareholder meetings.  Any such written waiver shall be deemed to be the equivalent of notice pursuant to Section 2.4 hereof. Attendance at a shareholders’ meeting, either in person or by proxy, by a person entitled to notice thereof, shall constitute a waiver of notice of the meeting unless such person attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 2.6  Quorum.  Except as otherwise provided by law or by the Articles of Incorporation of the Company, as amended, and as the same may be amended or restated from time to time (the “Articles of Incorporation”), the holders of a majority of the Voting Shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.

Section 2.7  Adjournment.  A meeting of shareholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than one hundred twenty (120) days after the record date of the original meeting.  If a quorum is not present or represented at a meeting of shareholders, the shareholders may adjourn the meeting to such other time and place as the holders of a majority of the Voting Shares, represented in person or by proxy, shall determine.  Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary.  If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

Section 2.8  Proxies.  At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein.  A proxy shall be revocable unless the proxy form states conspicuously that the proxy is irrevocable and the proxy is coupled with an interest.  Each proxy must be filed with the Secretary of the Company or his representative at or before the time of the meeting to which it relates.

Section 2.9  Notice of Shareholder Business and Nominations.

A.           Annual Meeting of Shareholders

(1)           Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 2.4 of these Bylaws; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clause (2) of this Paragraph A and who was a shareholder of record at the time such notice is delivered to the Secretary of the Company.

(2)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Paragraph A(1) of this Section 2.9, the shareholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Company not less than seventy (70) days nor more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, then, to be timely, notice by the shareholder must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the seventieth (70th) day prior to such annual meeting.  Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Company’s share transfer books, and the name and address of such beneficial owner; (b) the class or series and number of shares of beneficial interest of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (c) the date or dates upon which the shareholder acquired ownership of such shares.

B.           Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 2.4 of these Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.9 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Company.  Nominations by shareholders of persons for election to the Board of Directors may be made at such special meeting of shareholders if the shareholder’s notice as required by Paragraph A(2) of this Section 2.9 shall be delivered to the Secretary at the principal office of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the seventieth (70th) day prior to such special meeting.

C.           General.  Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in this Section 2.9 and, if any proposed nomination or business is determined not to be in compliance herewith, to declare that such defective nomination or proposal shall be disregarded.

Section 2.10  Procedure for Election of Directors.  Each shareholder having the right to vote for the election of Directors shall, unless otherwise provided in the Articles of Incorporation or by applicable law, have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are to be elected and for whose election such shareholder has the right to vote.  Unless otherwise provided by the Articles of Incorporation, no shareholder shall have the right or be permitted to cumulate his or her votes on any basis.  Election of Directors at all meetings of the shareholders at which Directors are to be elected may be viva voce, unless the chairman of the meeting shall order, or any shareholder shall demand, that voting be by written ballot.  Voting on any other question or election may be viva voce, unless the chairman of the meeting shall order, or any shareholder shall demand, that voting be by written ballot.

Section 2.11  Vote of Shareholders.  Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one (1) vote for every share standing in his or her name on the record date fixed by the Board of Directors pursuant to Section 5.2 of these Bylaws.  Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any resolution adopted by the Board of Directors, or any resolution adopted by a majority of the Whole Board, each matter submitted to the shareholders at any meeting at which a quorum is present shall be decided by a majority of the shares entitled to vote on, and voted for or against, the matter.

Section 2.12  Opening and Closing the Polls.  The chairman of the meeting shall fix, and announce at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the shareholders are to vote at the meeting.

Section 2.13  Action by Shareholder Consent.  Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.  Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.  Every written consent shall bear the date of signature of each shareholder who signs the consent.

Section 2.14  Distributions to Shareholders.

A.           Distributions. The Board of Directors shall determine the amount and timing of distributions to shareholders and may declare the amount of any distributions and record date of such distributions in the Board’s sole discretion..  All distributions to holders the Company’s common stock shall be made pro rata according to the number of outstanding shares held by each shareholder.  Shares of stock held in the treasury of the Company shall not participate in distributions to shareholders.

B.           Distributions in Kind.  Distributions in kind shall not be permitted, except for (1) distributions of readily marketable securities, (2) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company in accordance with its articles of incorporation, or (3)  distributions of in-kind property where the Board of Directors (x) advises each stockholder of the risks associated with the direct ownership of the property, (y) offer each stockholder the option of receiving in-kind property and (z) distribute in-kind property only to those stockholders who accept the Board of Directors’ offer.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1  General Powers.  The business and affairs of the Company shall be managed by, or under the direction of, its Board of Directors.  In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these Bylaws required to be exercised or done by the shareholders.

Section 3.2  Number, Tenure and Qualifications.  The number of Directors shall be fixed from time to time pursuant to a resolution  adopted by a majority of the Whole Board, but shall consist of not more than seven (7) nor less than three (3) Directors who need not be residents of the State of Maryland and need not hold shares in the Company.

Section 3.3  Composition of the Board of Directors.  Except during a period of vacancy or vacancies on the Board of Directors, a majority of the Directors at all times shall be persons who are Independent Directors (as that term is defined in Section 3.14).  The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the Directors.

Section 3.4  Regular Meetings.  A regular meeting of the Board of Directors to elect officers and consider other business shall be held without notice other than this Section 3.4 immediately after, and at the same place as, each annual meeting of shareholders.  The Board of Directors may, by resolution, designate the time and place for additional regular meetings without notice other than such resolution.  The Chairman of the Board shall preside at regular meetings of the Board of Directors. The Vice Chairman of the Board shall, in the absence of the Chairman, preside at regular meetings of the Board of Directors.

Section 3.5  Special Meetings.  Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or a majority of the Whole Board.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meeting.  The Chairman of the Board shall preside at special meetings of the Board of Directors.  The Vice Chairman of the Board shall, in the absence of the Chairman, preside at special meetings of the Board of Directors.

Section 3.6  Notice.  Notice of any special meeting shall be given to each Director at his business or residence as recorded in the books and records of the Company or at such other address as such Director may designate in writing to the Secretary of the Company by mail, by telegram or express courier, charges prepaid, by facsimile, electronic mail or telephonic communication.  If mailed, such notice shall be deemed adequately delivered if deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before the day of such meeting.  If by telegram, such notice shall be deemed adequately delivered if the telegram is delivered to the telegraph company at least twenty-four (24) hours before the time set for such meeting.  If by express courier, the notice shall be deemed adequately given if delivered to the courier company at least two (2) days before the day of such meeting, marked for delivery by no later than the morning of the following day.  If by telephone, electronic mail or facsimile, the notice shall be deemed adequately delivered if given at least twelve (12) hours prior to the time set for such meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under ARTICLE VII hereof.  A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.  Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 3.7  Quorum.  At least a majority of the Whole Board shall constitute a quorum for the transaction of business.  Anything else herein to the contrary notwithstanding, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as may otherwise be provided by the Articles of Incorporation, these Bylaws or applicable law, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough Directors to leave less than a quorum.

Section 3.8  Participation By Conference Telephone.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.9  Presumption of Assent.  A Director of the Company who is present at a meeting of the Directors at which action on any company matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof.

Section 3.10  Adjournments.  Any meeting of the Board of Directors may be adjourned prior to the completion of business thereat.  Notice of the subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary.  If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.  Attendance of a Director at a meeting shall constitute waiver of notice of that meeting unless he or she attends for the sole and express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 3.11  Action by Board Consent.  If all of the Directors or all of the members of a committee of the Board of Directors consent in writing to any action required or permitted to be taken at a meeting of the Board of Directors or the committee, as applicable, and the writing or writings evidencing such consent is or are filed by the Secretary of the Company with the minutes of proceedings of the Board of Directors or such committee, the action shall be as valid as though it had been taken at a meeting of the Board or committee.

Section 3.12  Vacancies.  Except as otherwise provided in this Section 3.12, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, or other cause relating to a then-existing Board position shall be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and newly created Director positions resulting from an increase in the authorized number of Directors shall be filled by the affirmative vote of a majority of the Whole Board and, in either event, Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized Directors constituting the Whole Board shall shorten the term of any incumbent Director.  Vacancies on the Board of Directors due to the removal of a Director also may be filled by the shareholders at an annual or special meeting called for that purpose, and Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until each such Director’s successor shall have been duly elected and qualified.  The appointment or election of a successor Director shall be considered an amendment to the Articles of Incorporation.

Section 3.13  Removal.  Any Director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the then outstanding Common (voting) Shares, voting together as a single class.

Section 3.14  Committees. The Board of Directors, by resolution or resolutions passed by a majority of the Whole Board, may designate from among the members of the Directors one or more committees which, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Company to the extent consistent with the laws of the State of Maryland and as may be delegated to them by the Board of Directors.

Section 3.15  Independent Directors.  For purposes of these Bylaws, a Director shall be considered an ”Independent Director” if such Director satisfies such standards of independence as are or may be established by the laws of the State of Maryland and as may be set forth in the Articles of Incorporation.  A Director will be considered to be independent only if the Board of Directors has concluded, upon inquiry, that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its subsidiaries) and is independent under relevant standards adopted by the laws of the State of Maryland.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  Unless the Board of Directors shall provide otherwise, the presence of one-half (1/2) of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be the act of such committee.  Each committee shall keep regular minutes of its proceedings and report the same to the full Board of Directors when so requested.

ARTICLE IV
OFFICERS

Section 4.1  Categories of Officers.  The officers of the Company shall consist of a Chief Executive Officer, a President, one or more Managing Directors, Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Secretary and a Treasurer.  Any reference in these Bylaws to a “Vice President” shall include any Executive Vice President or Senior Vice President, and any reference in these Bylaws to an “Executive Vice President” shall include any Managing Director.  Such officers, assistant officers, agents and employees as the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President or Managing Director may from time to time deem necessary may be elected by the Board of Directors or appointed by the Chief Executive Officer, the President or any Managing Director or Executive Vice President, except that no officer may appoint an officer that holds a position that is senior to such person’s own position.  Two or more offices may be held by the same person, except that a person may not concurrently serve as the President and a Managing Director, Vice President, Senior Vice President or Executive Vice President.  Each officer chosen or appointed in the manner prescribed in these Bylaws shall have such powers and duties as generally pertain to his or her office or offices, subject to the specific provisions of this ARTICLE IV.  Such officers also shall have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof authorized to do so.

Section 4.2  Election and Term of Office.  The officers of the Company at or above the level of Vice President, whether previously elected or appointed, shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death or until he or she shall resign or be removed from office.

Section 4.3  Chief Executive Officer.  The Chief Executive Officer shall act in a general executive capacity and shall be responsible for the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe.  The Chief Executive Officer may, in the absence of or because of the inability to act of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of shareholders and of the Board of Directors.  The Chief Executive Officer may sign, alone or with the Secretary or any assistant secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company.

Section 4.4  President.  The President shall be the chief operating officer of the Company, shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board of Directors from time to time may prescribe.  The President may, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer and, in the absence of or because of the inability to act of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Directors.  The President may sign, alone or with the Secretary or any assistant secretary or any other officer of the Company properly authorized by the Board of Directors or the Chief Executive Officer, certificates, contracts and other instruments of the Company as authorized by the Chief Executive Officer.

Section 4.5  Vice Presidents.  The Vice President or Vice Presidents, if any, including any Executive Vice Presidents and Senior Vice Presidents, shall perform the duties of the Chief Executive Officer and the President in the absence or disability of both the Chief Executive Officer and the President, and shall have such powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the President from time to time may prescribe.

Section 4.6  Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors and all other notices required by law, by the Articles of Incorporation or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, upon whose request the meeting is called, as provided in these Bylaws.  The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Company in a book or books to be kept for that purpose, and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the President.  The Secretary shall have custody of the seal, if any, of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, and shall attest to the same.

Section 4.7  Treasurer.  The Treasurer shall have custody of all Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company.  The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Company in such manner as may be ordered by the Board of Directors, the Chief Executive Officer, the President or any Executive Vice President, taking proper vouchers for such disbursements.  The Treasurer shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond for the faithful discharge of his or her other duties in such amount and with such surety as the Board of Directors shall prescribe.  The Treasurer also shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

Section 4.8  Removal.  Any officer elected by the Board of Directors or appointed in the manner prescribed hereby may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Company would be served thereby.  No elected or appointed officer shall have any contractual rights against the Company for compensation by virtue of such election or appointment beyond the date of the election or appointment of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment or similar contract or under an employee deferred compensation plan.

Section 4.9  Salaries.  The Board of Directors shall fix the salaries of the Chief Executive Officer and the President of the Company, or may delegate the authority to do so to a duly constituted Executive Compensation Committee.  The salaries of other officers, agents and employees of the Company may be fixed by the Board of Directors, by a committee of the Board or by another officer or committee to whom that function has been delegated by the Board of Directors.

Section 4.10  Vacancies.  Any newly created office or vacancy in any office because of death, resignation or removal shall be filled by the Board of Directors or, in the case of an office not specifically provided for in Section 4.1 hereof, by or in the manner prescribed by the Board of Directors.  The officer so selected shall hold office until his or her successor is duly selected and shall have qualified, unless he or she sooner resigns or is removed from office in the manner provided in these Bylaws.

Section 4.11  Resignations.  Any Director or officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary. No action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

ARTICLE V
SHARE CERTIFICATES AND TRANSFERS

Section 5.1  Share Certificates.  Each shareholder shall be entitled to a certificate or certificates, in a form approved by the Board of Directors and consistent with the laws of the State of Maryland, which shall represent and certify the number, kind and class of shares owned by him or her in the Company.  Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or the Treasurer (or an assistant secretary or assistant treasurer, if any) and, pursuant to resolution s of the Board of Directors; any such signature may be in facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate has ceased to hold such office before the certificate is issued, it nevertheless may be issued by the Company with the same effect as if he or she held such office at the date of issue.

Section 5.2  Record Date and Closing of Transfer Books.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or distribution or the allotment of any rights, or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of shareholders for any other proper purpose.  Such record date shall not be prior to the close of business on the day such date is fixed and shall not be more than sixty (60) days, and in case of a meeting of shareholders, not less than fifteen (15) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  For the purpose of determining such shareholders, the Directors may provide that the stock transfer books of the Company be closed for a stated period not to exceed sixty (60) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the stock transfer books shall be closed for at least fifteen (15) days immediately before the meeting.  If no record date is fixed and the Company’s stock transfer books are not closed, the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of the business on the day on which notice of the meeting is mailed.  If no record date is fixed, the record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.  When a determination of shareholders of record entitled to vote at any meeting of shareholders has been made as provided in this Section 5.2, such determination shall apply to any future meeting in respect of an adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, or except where the Directors fix a new record date under this section for such future meeting.

Section 5.3  Registered Shareholders.  The Company shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares.  Shares of the Company shall be transferred on its books only upon the surrender to the Company of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this Section 5.3 and the laws of the State of Maryland.  In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Company.

Section 5.4  Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost.  The Board, in its discretion, may, as a condition precedent to issuing the new certificate, require the owner to give the Company a bond as indemnity against any claim that may be made against the Company on the certificate allegedly destroyed or lost.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1  Fiscal Year.  The fiscal year of the Company shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

Section 6.2  Dividends.  The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

Section 6.3  Seal.  The seal of the Company, if any, shall have inscribed thereon the name of the Company and shall be in such form as may be approved by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.4  Execution of Written Instruments.  Contracts, deeds, documents, and other instruments shall be executed by the Chief Executive Officer, the President or a Vice President and attested by the Secretary or an assistant secretary, unless the Board of Directors or any of the officers listed above shall designate other authorized signatories or other procedures for their execution.

Section 6.5  Signing of Checks and Notes.  Checks, notes, drafts, and demands for money shall be signed by such person or persons as may be designated by the Board of Directors, the Chief Executive Officer or the President.

Section 6.6  Indemnification and Insurance.

A. Definitions. In this Section 6.6:

(1)           “Company” includes any domestic or foreign predecessor of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject of this Section 6.6.

(2)           “Indemnitee” means (i) any present or former Director, officer, employee or agent of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Directors or any committee thereof to serve in any of the capacities referred to in clause (i) or (ii) hereof.

(3)           “Official Capacity” means (i) when used with respect to a Director, the office of Director of the Company and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Company held by such person or the employment or agency relationship undertaken by such person on behalf of the Company, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(4)           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

B.           Indemnification.  The Company shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 6.6.A(1), if it is determined in accordance with Section 6.6.D that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.  Except as provided in the immediately preceding proviso to the first sentence of this Section 6.6.B, no indemnification shall be made under this Section 6.6.B in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Company.  The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 6.6.B.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

C.           Successful Defense.  Without limitation of Section 6.6.B and in addition to the indemnification provided for in Section 6.6.B, the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 6.6.A (1), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

D.           Determinations.  Any indemnification under Section 6.6.B (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct.  Such determination shall be made (a) by the Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 6.6.D or, if the requisite quorum of all of the Directors cannot be obtained and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding.  Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel.  In the event a determination is made under this Section 6.6.D that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

E.           Advancement of Expenses.  Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 6.6.D, after receipt by the Company of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company under this Section 6.6 and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 6.6.  Such written undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment.  Notwithstanding any other provision of this Section 6.6, the Company may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

F.           Enforcement.  If a claim under paragraph B of this Section 6.6 is not paid in full by the Company within thirty (30) calendar days after a written claim has been received by the Company, the claimant may at any time thereafter (but prior to payment of the claim) bring suit against the Company to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under laws of the State of Maryland for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Maryland, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

G.           Authorization to Purchase Insurance.  The Company may purchase and maintain insurance, at its expense, on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Company or who while a Director, officer, employee or agent of the Company is or was serving at the request of the Company as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Company would have the power to indemnify such person against such expense or liability under the laws of the State of Maryland.

H.           Other Indemnification and Insurance.  The indemnification provided by this Section 6.6 shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Company’s Articles of Incorporation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

I.           Notice.  Any indemnification of or advance of expenses to an Indemnitee in accordance with this Section 6.6 shall be reported in writing to the shareholders of the Company with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

J.           Construction.  The indemnification provided by this Section 6.6 shall be subject to all valid and applicable laws, including, without limitation, the laws of the State of Maryland, and, in the event this Section 6.6 or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Section 6.6 shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

K.           Continuing Offer, Reliance, Etc.  The provisions of this Section 6.6 (a) are for the benefit of, and may be enforced by, each Indemnitee of the Company, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Company and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees.  The Company, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Company has relied upon and will continue to rely upon the provisions of this Section 6.6 in becoming, and serving in any of the capacities referred to in Section 6.6.A(1) hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Section 6.6 in accordance with their terms by any act or failure to act on the part of the Company.

L.           Indemnification of Shareholders.  The Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder.  The Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any such claim or liability.

M.           Authority to Further Indemnify.  The Company may, to the extent authorized from time to time by the Directors, grant rights of indemnification and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Section 6.6 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

N.           Effect of Amendment.  No amendment, modification or repeal of this Section 6.6 or any provision of this Section 6.6 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitees, under and in accordance with the provisions of this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

ARTICLE VII
AMENDMENTS

These Bylaws may be amended, added to, rescinded or repealed at any meeting of the shareholders, provided that notice of the proposed change was given in the notice of the meeting given pursuant to Section 2.4 of these Bylaws and the affirmative vote of the holders of that proportion of the Voting Shares necessary to approve an amendment to the Company’s Articles of Incorporation pursuant to such Articles of Incorporation and the laws of the State of Maryland, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.